                                                                    EXHIBIT 99.8



IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.



                                  ARMEDIA INC.
                             1996 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT
            FOR EMPLOYEES, DIRECTORS AND CONSULTANTS OF ARMEDIA INC.

         Armedia inc., a Delaware corporation (the "Company"), hereby grants an option to purchase Shares of its common stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's 1996 Stock Option Plan (the "Plan").

Date of Option Grant:  May 15, 1998

Name of Optionee:  Sam Sambasivam

Optionee's Social Security Number:  _____-____-_____

Number of Shares of Common Stock Covered by Option:  155,000

Exercise Price per Share:  $0.001

Vesting Start Date:  May 15, 1998



         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ENCLOSED.



Optionee:_______________________________________________________________________
                                   (Signature)


Company:________________________________________________________________________
                                   (Signature)

Title:__________________________________________________________________________


Attachment

                                  ARMEDIA INC.
                             1996 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT
            FOR EMPLOYEES, DIRECTORS AND CONSULTANTS OF ARMEDIA INC.

NONSTATUTORY STOCK OPTION     This option is not intended to be an incentive
                              stock option under section 422 of the Internal
                              Revenue Code and will be interpreted accordingly.

VESTING Your right to exercise this option vests monthly beginning on the Vesting Start Date, as shown on the cover sheet; provided, however, no portion of this option may be exercised prior to the expiration of one year from the Date of Grant, as shown on the cover sheet. The number of Shares which may be purchased under this option by you at the Purchase Price on or after the first anniversary of the Date of Grant shall be equal to the difference between (i) the product (rounded to the nearest integer) of the number of full months of your continuous employment with the Company (including all days of any approved leaves of absence) from the Vesting Starting Date times the number of Shares covered by this option times .02083333, minus (ii) the number of Shares purchased pursuant to this Option prior to such exercise. The resulting number of Shares will be rounded to the nearest whole number. No additional Shares will vest after your Company service has terminated for any reason.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Company service terminates, as described below.)

REGULAR TERMINATION           If your service as an employee of the Company (or
                              any subsidiary) terminates for any reason except death or Disability, then your option will expire at the close of business at Company headquarters on the 30th day after your termination date.

                              Notwithstanding anything else in this Agreement to the contrary, in the event that you cease to be employed by the Company within one year from the Date of Grant for any reason all rights to purchase shares under this Option shall immediately terminate.

DEATH If you die as an employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date 6 months after the date of death. During that 6-month period, your estate or heirs may exercise the vested portion of your option.

DISABILITY                    If your service as an employee of the Company (or
                              any subsidiary) terminates because of your Disability, then your option will expire at the close of business at Company headquarters on the date 6 months after your termination date.

                              "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES OF ABSENCE             For purposes of this option, your service does not
                              terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing.
                              And your service terminates in any event when the approved leave ends, unless you immediately return to active work.

                              The Company determines which leaves count for this purpose, and when your service terminates for all purposes under the Plan.

RESTRICTIONS ON EXERCISE      The Company will not permit you to exercise this
                              option if the issuance of Shares at that time would violate any law or regulation.

NOTICE OF EXERCISE            When you wish to exercise this option, you must
                              notify the Company by filing the proper "Notice of Exercise" form at the address given on the form.
                              Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                              If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

PERIODS OF                    Any other provision of this Agreement
NONEXERCISABILITY             notwithstanding, the Company shall have the right
                              to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this option shall be exercisable.

FORM OF PAYMENT               When you submit your notice of exercise, you must
                              include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                              - Your personal check, a cashier's check or a money order.

                              - Common Shares which have already been owned by you any time period specified by the Committee and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                              - To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

WITHHOLDING TAXES             You will not be allowed to exercise this option
                              unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of shares acquired upon exercise of this option.

RESTRICTIONS ON RESALE        By signing this Agreement, you agree not to sell
                              any option Shares at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale.

                              You represent and agree that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

                              In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933 but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

THE COMPANY'S RIGHT OF        In the event that you propose to sell, pledge or
FIRST REFUSAL                 otherwise transfer to a third party any Shares
                              acquired under this Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The
                              Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.
                              The Company's rights under this Subsection shall be freely assignable, in whole or in part.

                              If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                              The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

                              The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

RIGHT OF REPURCHASE           Following termination of your employment for any
                              reason, the Company shall have the right to purchase all of those Shares that you have or will acquire under this option. If the Company fails to provide you with written notice of its intention to purchase such Shares before or within 30 days of the date the Company receives written notice from you of your termination of employment, the Company's right to purchase such Shares shall terminate. If the Company exercises its right to purchase such Shares, the Company will consummate the purchase of such Shares within 60 days of the date of its written notice to you. The purchase price for any Shares repurchased shall be the higher of the Fair Market Value of those Shares on the date of purchase or the aggregate Exercise
                              Price for those Shares and shall be paid in cash.
                              The Company's right of repurchase shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

TRANSFER OF OPTION            Prior to your death, only you may exercise this
                              option. You cannot transfer or assign this option.
                              For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your option in any other way.

RETENTION RIGHTS              Your option or this Agreement do not give you the
                              right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserve the right to terminate your service at any time and for any reason.

STOCKHOLDER RIGHTS            You, or your estate or heirs, have no rights as a
                              stockholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS                   In the event of a stock split, a stock dividend or
                              a similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Shares issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

                                      "THE SHARES REPRESENTED BY THIS
                                      CERTIFICATE ARE SUBJECT TO CERTAIN
                                      RESTRICTIONS ON TRANSFER AND OPTIONS TO
                                      PURCHASE SUCH SHARES SET FORTH IN AN
                                      AGREEMENT BETWEEN THE COMPANY AND THE
                                      REGISTERED HOLDER, OR HIS OR HER
                                      PREDECESSOR IN INTEREST. A COPY OF SUCH
                                      AGREEMENT IS ON FILE AT THE PRINCIPAL
                                      OFFICE OF THE COMPANY AND WILL BE
                                      FURNISHED UPON WRITTEN REQUEST TO THE
                                      SECRETARY OF THE COMPANY BY THE HOLDER OF
                                      RECORD OF THE SHARES REPRESENTED BY THIS
                                      CERTIFICATE."

                                      "THE SHARES REPRESENTED HEREBY HAVE NOT
                                      BEEN REGISTERED UNDER THE SECURITIES ACT
                                      OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
                                      PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT
                                      AN EFFECTIVE REGISTRATION THEREOF UNDER
                                      SUCH ACT OR AN OPINION OF COUNSEL,
                                      SATISFACTORY TO THE COMPANY AND ITS
                                      COUNSEL, THAT SUCH REGISTRATION IS NOT
                                      REQUIRED."

APPLICABLE LAW                This Agreement will be interpreted and enforced
                              under the laws of the State of California.

THE PLAN AND OTHER            The text of the Plan is incorporated in this
AGREEMENTS                    Agreement by reference. Certain capitalized terms
                              used in this Agreement are defined in the Plan.

                              This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

        BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

                               NOTICE OF EXERCISE
            FOR EMPLOYEES, DIRECTORS AND CONSULTANTS OF ARMEDIA INC.

Armedia Inc.
830 Hillview Court #280
Milpitas, CA  95035
Attn:  Chief Financial Officer

               Re:  Exercise of Stock Option

Dear Sir or Madam:

               Pursuant to the Nonstatutory Stock Option Agreement for Employees, Directors and Consultants of Armedia Inc. dated ____________, 199__ (the "Stock Option Agreement") and the 1996 Stock Incentive Plan (the "Plan") of Armedia Inc. (the "Company"), I hereby elect to purchase ______________ shares of the Class A Common Stock of the Company (the "Common Stock") at aggregate exercise price of $___________. I enclose my check in the amount of $___________.

               The Common Stock is to be issued and registered in the name(s) of:

                                       _______________________________
                                       _______________________________

               I understand that there may be tax consequences as a result of the purchase or disposition of the Common Stock, and I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option Agreement and the Plan and agree to abide by and be bound by their terms and conditions. I represent that the Common Stock is being acquired solely for my own account and not as a nominee for any other party, or for investment, and that I will not offer, sell or otherwise dispose of any such Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

               Dated:  ____________, 199_.


                                             ___________________________________
                                                   (Signature)

                                             ___________________________________
                                                   (Please Print Name)

                                             ___________________________________
                                             ___________________________________
                                                   (Address)

                                                                        ADDENDUM






                                 ARMEDIA, INC.
                   (FORMERLY KNOWN AS ARCUS TECHNOLOGY, INC.)
                             1996 STOCK OPTION PLAN

                                 ARMEDIA, INC.
                   (FORMERLY KNOWN AS ARCUS TECHNOLOGY, INC.)
                             1996 STOCK OPTION PLAN
                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Section 1. PURPOSE                                                           1

Section 2. DEFINITIONS.                                                      1
        (a)    "Board of Directors"..........................................1
        (b)    "Code"........................................................1
        (c)    "Committee"...................................................1
        (d)    "Company".....................................................1
        (e)    "Disability"..................................................1
        (f)    "Employee"....................................................1
        (g)    "Exercise Price"..............................................2
        (h)    "Fair Market Value"...........................................2
        (i)    "ISO".........................................................2
        (j)    "Nonstatutory Option".........................................2
        (k)    "Option"......................................................2
        (l)    "Optionee"....................................................2
        (m)    "Plan"........................................................2
        (n)    "Service".....................................................2
        (o)    "Share".......................................................2
        (p)    "Stock".......................................................2
        (q)    "Stock Option Agreement"......................................2
        (r)    "Subsidiary"..................................................2

Section 3. ADMINISTRATION.                                                   3
        (a)    Committee Membership..........................................3
        (b)    Committee Procedures..........................................3
        (c)    Committee Responsibilities....................................3
        (d)    Financial Reports.............................................4

Section 4. ELIGIBILITY.                                                      5
        (a)    General Rule..................................................5
        (b)    Ten-Percent Shareholders......................................5
        (c)    Attribution Rules.............................................5
        (d)    Outstanding Stock.............................................5

Section 5. STOCK SUBJECT TO PLAN                                             6
        (a)    Basic Limitation..............................................6
        (b)    Additional Shares.............................................6

Section 6. TERMS AND CONDITIONS OF OPTIONS                                   6
        (a)    Stock Option Agreement........................................6
        (b)    Number of Shares..............................................6

        (c)    Exercise Price................................................7
        (d)    Withholding Taxes.............................................7
        (e)    Exercisability................................................7
        (f)    Term..........................................................7
        (g)    Nontransferability............................................8
        (h)    Exercise of Options on Termination of Service.................8
        (i)    No Rights as a Shareholder....................................8
        (j)    Modification, Extension and Assumption of Options.............8
        (k)    Restrictions on Transfer of Shares............................9

Section 7. PAYMENT FOR SHARES                                                9
        (a)    General Rule..................................................9
        (b)    Surrender of Stock............................................9
        (c)    Promissory Notes..............................................9
        (d)    Cashless Exercise.............................................10

Section 8. ADJUSTMENT OF SHARES                                              10
        (a)    General.......................................................10
        (b)    Reorganizations...............................................10
        (c)    Reservation of Rights.........................................10

Section 9. LEGAL REQUIREMENTS                                                11

Section 10. NO EMPLOYMENT RIGHTS                                             11

Section 11. DURATION AND AMENDMENTS                                          11
        (a)    Term of the Plan..............................................11
        (b)    Right to Amend or Terminate the Plan..........................12
        (c)    Effect of Amendment or Termination............................12

Section 12. EXECUTION                                                        12

                             ARCUS TECHNOLOGY, INC.
                             1996 STOCK OPTION PLAN



SECTION 1. PURPOSE

        The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to ac-quire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company and to attract new employees with outstanding qualifications by purchasing Shares of the Company's Common Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as incentive stock options intended to qualify under section 422 of the Internal Revenue Code.

SECTION 2. DEFINITIONS.

        (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Committee" shall mean a committee of the Board of Directors which is authorized to administer the Plan under Section 3.

        (d) "Company" shall mean Arcus Technology, Inc., a Delaware corporation.

        (e) "Disability" shall mean a disability as determined by the Committee.

        (f) "Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) a consultant who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

        (g) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

        (h) "Fair Market Value" shall mean the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

        (i) "ISO" shall mean an employee incentive stock option described in Code section 422(b).

        (j) "Nonstatutory Option" shall mean an employee stock option that is neither an ISO nor an option described in Code section 423.

        (k) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (l) "Optionee" shall mean an individual who holds an Option.

        (m) "Plan" shall mean this Arcus Technology, Inc. 1996 Stock Option
Plan.

        (n) "Service" shall mean service as an Employee.

        (o) "Share" shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

        (p) "Stock" shall mean the common stock of the Company.

        (q) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

        (r) "Subsidiary" shall mean any corporation, of which the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

        (a) Committee Membership. The Plan shall be administered by the Committee, which shall consist of members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee.

        (b) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

        (c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

               (i) To interpret the Plan and to apply its provisions;

               (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

               (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

               (iv) To determine when Options are to be granted under the Plan;

               (v) To select the Optionees;

               (vi) To determine the number of Shares to be made subject to each Option;

               (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

               (viii) To amend or terminate any outstanding Stock Option Agreement;

               (ix) To determine the disposition of an Option in the event of an Optionee's divorce or dissolution of marriage;

               (x) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan and any Option;

               (xi) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration; and

               (xii) To take any other actions deemed necessary or advisable for the administration of the Plan.

        All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees, and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option.

        (d) Financial Reports. To the extent required by applicable law, not less often than annually, the Company shall furnish to Optionees Company financial statements, including a balance sheet, regarding the Company's financial condition and results of operations, unless such Optionees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

SECTION 4. ELIGIBILITY.

        (a) General Rule. Only Employees, as defined in Section 2(f), shall be eligible for designation as Optionees by the Commit-tee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

        (b) Ten-Percent Shareholders. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Optionee unless (i) the Exercise Price for an ISO (and a Nonstatutory Option to the extent required by applicable law) is at least 110 percent of the Fair Market Value of a Share on the date of grant, and (ii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

        (c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its share-holders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

        (d) Outstanding Stock. For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.



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

SECTION 5. STOCK SUBJECT TO PLAN

        (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options) shall not exceed ____________________ Shares, subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options out-standing at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

        (b) Additional Shares. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

        (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

        (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

        (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. To the extent required by applicable law, the Exercise Price of a Nonstatutory Option shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

        (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (e) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. To the extent required by applicable law, an Option shall become exercisable no less rapidly than the rate of 20% per year for each of the first five years from the date of grant. Subject to the preceding sentence, the exercisability of any Option shall be determined by the Committee in its sole discretion.

        (f) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten years from the date of grant (or five (5) years for ten (10) percent shareholders as provided in Section 4(b)). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.



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

        (g) Nontransferability. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by his or her guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (h) Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, and to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least 30 days following termination of service with the Company for any reason, and that the Optionee shall have the right to exercise the Option for at least six months if the Optionee's service terminates due to death or Disability.

        (i) No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a share-holder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares.

        (j) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

        (k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 7. PAYMENT FOR SHARES

        (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c) and (d) below.

        (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee's representative for any time period specified by the Committee and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

        (c) Promissory Notes. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note is paid in full.



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

        (d) Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 8. ADJUSTMENT OF SHARES

        (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of
(i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

        (b) Reorganizations. In the event that the Company is a party to a merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization.

        (c) Reservation of Rights. Except as provided in this Section 8, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an

Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. LEGAL REQUIREMENTS

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 10. NO EMPLOYMENT RIGHTS

        No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 11. DURATION AND AMENDMENTS

        (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's shareholders. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Sub-section (b) below.

        (b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

        (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 12. EXECUTION

        To record the adoption of the Plan by the Company, the Board of Directors has caused its authorized officer to execute the same.


                                             ARCUS TECHNOLOGY, INC.


                                             By_________________________________

                                             As Its_____________________________



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